               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

         CPC INTERNATIONAL INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

  INTERNATIONAL PLAZA, P.O. BOX 8000, ENGLEWOOD CLIFFS, NEW JERSEY 07632-9976

                                                                  March 13, 1997

Dear Stockholder:

     On behalf of the Board of Directors, I am pleased to invite you to your Company's 1997 annual meeting of stockholders to be held in Alpine, New Jersey, on Thursday, April 24, 1997 at 9:30 A.M., local time. We hope that many of you will be able to attend.

     The matters to be acted upon by our stockholders are set forth in the notice of annual meeting. At the conclusion of the meeting, we will hold an informal session to present a brief report on the Company's business and respond to your questions.

     Whether or not you plan to attend the meeting, please sign, date and mail your proxy card as soon as possible in the postpaid envelope enclosed. If you plan to attend, please complete the reservation form on the back cover and return it to us.

                                         Sincerely,

                                         Charles R. Shoemate

                                         Charles R. Shoemate
                                         Chairman, President and
                                         Chief Executive Officer

[Logo]
Printed on Recycled Paper

                             CPC INTERNATIONAL INC.
                              INTERNATIONAL PLAZA
                                 P.O. BOX 8000
                       ENGLEWOOD CLIFFS, N.J. 07632-9976
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of CPC International Inc. will be held at Tamcrest Country Club, Route 9W, Montammy Drive, Alpine, New Jersey, on Thursday, April 24, 1997 at 9:30 A.M., local time, for the following purposes:

           1. To elect four directors, each for a term of three years.

           2. To consider and act upon the Executive Annual Incentive Plan.

           3. To ratify the appointment of independent auditors for the Company for 1997.

           4. To transact such other business, if any, that is properly brought before the meeting.

     Stockholders of record at the close of business on February 28, 1997 will be entitled to vote at the meeting, and the holders of a majority of the issued and outstanding shares of the capital stock will constitute a quorum for the transaction of business.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY.

                                           By order of the Board of Directors,

                                           John B. Meagher

                                           John B. Meagher
                                           Secretary

March 13, 1997

                               TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
Proxy Solicitation and Voting Information.................................................................    1
Corporate Governance......................................................................................    2
Stockholder Return Comparison.............................................................................    9
Compensation and Nominating Committee Report on Executive Compensation....................................   10
Executive Compensation and Stock Ownership Tables.........................................................   14
Matters to be Acted Upon:
      Proposal 1.
      Election of Directors...............................................................................   19

      Proposal 2.
      Approval of the Executive Annual Incentive Plan.....................................................   25

      Proposal 3.
      Ratification of Appointment of Auditors.............................................................   27

Other Business............................................................................................   27
Proposals for the 1998 Annual Meeting.....................................................................   27
Additional Information....................................................................................   28
Exhibit...................................................................................................  E-1

                             CPC INTERNATIONAL INC.
                              INTERNATIONAL PLAZA
                                 P.O. BOX 8000
                       ENGLEWOOD CLIFFS, N.J. 07632-9976

                                PROXY STATEMENT

     The management of the Company has prepared this proxy statement on behalf of the Board of Directors and is mailing it with the accompanying proxy and 1996 annual report to stockholders on March 13, 1997 in connection with the annual meeting of stockholders to be held April 24, 1997 or any adjournment of it.

                   PROXY SOLICITATION AND VOTING INFORMATION

     All stockholders of record at the close of business on February 28, 1997 are entitled to vote at the annual meeting. The authorized capital stock of the Company consists of 900,000,000 shares of common stock ($.25 par value) and 25,000,000 shares of preferred stock ($1.00 par value). On February 28, 1997, there were issued and outstanding and entitled to be voted 143,428,963 shares of common stock and 2,093,703 shares of convertible preferred stock ('ESOP preferred stock') held by the trustee of the employee stock ownership plan ('ESOP') component of the Company's Savings/Retirement Plan for Salaried Employees ('Savings Plan'). You are entitled to cast one vote for each share of common stock and ESOP preferred stock you hold on each matter to be voted upon at the annual meeting. If you are a participant in the CPC International Stock Fund or ESOP component of the Savings Plan, the proxy will also serve as a voting instruction to the trustee of the Savings Plan. If you hold shares in either the CPC International Stock Fund or the ESOP component of the Savings Plan and have not given voting instructions, these shares (and unallocated shares held by the trustee) will be voted by the trustee in the same proportion as the shares for which instructions have been given. If you are a participant in the Company's Automatic Dividend Reinvestment Plan, the shares of common stock shown on the proxy include the number of full shares held in your Plan account, as well as shares registered in your name.

     The form of proxy that is being solicited by the Board of Directors offers you a choice as to how you wish your shares to be voted with respect to each matter to be acted upon. If you have not given such instructions, we will vote your shares as recommended by the Board of Directors or, in the absence of such recommendation, in the discretion of the persons named in the accompanying proxy. We will treat proxies marked as abstaining on any matter to be acted upon, and votes withheld by brokers on non-routine matters in the absence of instructions from beneficial owners (broker non-votes), as present at the meeting for purposes of determining a quorum but we will not count them as votes cast on such matters. You may revoke a proxy at any time before it is voted at the annual meeting by sending a notice of revocation to the Secretary of the Company, signing a valid proxy bearing a later date, or voting by ballot at the meeting.

     We are soliciting proxies by mail and may also solicit by telephone, other electronic means, or in person using the services of directors, executive officers, and regular employees of the Company. The Company will pay the cost of the solicitation and has retained D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, to assist in the solicitation for a fee of $12,000 plus reasonable expenses. On behalf of the Company, D. F. King & Co.,

Inc.  will reimburse  brokers, banks  and others who  are record  holders of the
Company's  stock   for  reasonable   expenses  incurred   in  obtaining   voting
instructions from the beneficial owners of such stock.

                              CORPORATE GOVERNANCE

     The Board of Directors recognizes the breadth of its duties under the law and good corporate governance practice, including its fiduciary duties to the stockholders. Within these broad overall duties, the Board believes that certain continuing oversight responsibilities should have priority on its agenda. Subject to regular review, these responsibilities include the following:

       STRATEGY AND PERFORMANCE, including the longer-term vision and strategies of the Company, implementation of the strategies in the operating divisions, and significant acquisitions and other investments in support of the strategies; and the operating plans and performance of the Company and the divisions.

       MANAGEMENT OVERSIGHT, including the performance of the chief executive officer and other members of senior management, management organization and development, senior management succession planning, and senior management compensation.

       BOARD EFFECTIVENESS, including the structure of the Board and its Committees, the governance practices and performance of the Board, and the flow of information to the directors.

       ETHICAL CONDUCT AND LEGAL COMPLIANCE

       ACCOUNTING AND FINANCIAL CONTROLS

       FINANCIAL STRUCTURE AND PRESERVATION OF ASSETS

STRATEGY AND PERFORMANCE

     The Board conducts an annual review of the longer-term business strategies of the Company and each of its six operating divisions, and oversees the management structures designed to formulate recommended strategies and to implement strategies endorsed by the Board.

       The strategic management process begins with a statement of the Company's vision and the strategies that support it, which is developed by management and reviewed by the Board. From this vision and strategy statement, the operating divisions develop strategic plans that reflect their particular business and regional situations. These division plans are reviewed by senior management and integrated into the strategic plans which are presented to the Board.

       A corporate strategy council at the senior management level works with the chief executive officer and the Board in setting corporate strategic priorities for achieving superior stockholder value. The corporate strategy council is responsible for recommending strategic initiatives to the Board, identifying the resources required to implement them, and ensuring that key strategic issues at the corporate and operating division levels are identified and addressed.

       The Board reviews annually capital expenditures which support the strategies and a report evaluating the performance of businesses recently acquired by the Company. Each business is rated on the basis of financial and marketing criteria compared to projections established when the business was acquired.

       From time to time during the year, the Board conducts reviews of particular businesses within the operating divisions.

     The Board also conducts an annual review of the operating results for the preceding year, and the business plan and goals for the next year, for each of the Company's operating divisions and for the Company as a whole.

MANAGEMENT OVERSIGHT

     A principal function of the Board is to evaluate the performance of the chief executive officer and other executive officers. This evaluation process occurs regularly throughout the year, in formal and informal ways.

       A formal performance evaluation occurs in January of each year. It begins with a presentation to the Board by the chief executive officer of the operating results for the previous year compared to the goal, and the operating plan and goal for the new year. The outside directors, meeting in executive session, then receive and discuss a report from the chief executive officer on the performance of senior management, management organization and development, and executive succession planning. Finally, with the Chairman of the Compensation and Nominating Committee presiding and in the absence of the chief executive officer, the outside directors review his performance. The Chairman of the Compensation and Nominating Committee subsequently meets with the chief executive officer to discuss the evaluation by the outside directors. The evaluation focuses on major responsibilities of the chief executive officer, which include the following:

           STRATEGIC   LEADERSHIP.   Leading   management   in   developing  and
           implementing appropriate long-term business strategies which are supported by management and the Board.

           CORPORATE PERFORMANCE. Leading in the development and execution of operating plans and systems designed to achieve the best possible financial performance relative to peer companies and relative to the potential of the Company's businesses.

           ORGANIZATION.  Building  an  effective  organization  structure   and
           management development process to support the strategies and operating plans of the Company; maintaining a corporate climate to attract, retain and motivate a diverse work force; and insuring that an effective chief executive officer succession plan is in place.

           CORPORATE GOVERNANCE. Setting the 'tone at the top' to promote the highest ethical practices and fulfill social responsibilities, and overseeing the formulation and implementation of major corporate policies; and recommending improvements in the governance practices of the Board.

     The   outside   directors   evaluate   the   chief   executive    officer's
accomplishments in each of these categories in the preceding year, measured against goals established at the beginning of the year.

       Immediately following the January Board meeting, the Compensation and Nominating Committee reviews and approves the compensation of the chief executive officer and the other executive officers, including annual bonuses for the preceding year, proposals for salary increases to become effective during the ensuing year, and long-term incentive awards.

       The evaluation of the chief executive officer is an on-going process which also occurs during regularly scheduled Board meetings, in one-on-one meetings between the chief executive officer and the outside directors and in observations of corporate reputation and involvement in various business communities.

     The Board has established a policy encouraging its members to visit principal facilities of the Company. This policy is intended:

       To give outside directors the opportunity to exercise a more informed judgment concerning the business operations of the Company.

       To promote increased contact between outside directors and senior management by enabling the directors to meet with managers at their own base of operations.

       To enable outside directors to report to the Board personal observations and reactions resulting from such visits.

     Outside director access to management is further fostered by:

       Designation of corporate officers as the Committee Executives to work directly with the Chairman of each Committee of the Board.

       An outside director orientation program.

       Attendance by outside directors at senior management meetings.

BOARD EFFECTIVENESS

     The Board of Directors presently consists of twelve members, of whom nine are outside directors. Each of the outside directors, in the opinion of the Board, is independent of management and free from any relationship that would interfere with the exercise of independent judgment, and is eligible to serve as a member of the Audit Committee or the Compensation and Nominating Committee under the applicable rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and the Internal Revenue Service. The facts bearing on the independence of each outside director are reviewed annually by the Audit Committee and reported to the full Board.

     Pursuant to the Board's policy on tenure of directors, outside directors and former chief executive officers of the Company will retire from the Board at the annual meeting of stockholders coincident with or next following their 70th birthday, and employee directors upon retirement or other termination of active employment, whether or not the term for which they have been elected has expired.

     The Company's corporate governance process is the subject of regular review by the Board.

       The Board  conducts  an  annual  evaluation  of  its  own  structure  and
       performance,   including  an   assessment  of   the  appropriateness  and
       effectiveness of its governance practices.

       Regular executive sessions are held at the end of Board meetings to permit frank and unstructured discussions between the outside directors and the chief executive officer. These discussions frequently relate to governance procedures and items for the Board's agenda.

       Periodic 'one-on-one' meetings are held by the chief executive officer and each outside director, to provide additional opportunity for private dialogue.

     Each year, the directors consider and approve specific items to be placed on the agendas for meetings of the Board for the year. In advance of each meeting, management distributes to the directors the agenda and financial and other business information, including background summaries of presentations to be made at the meeting, to facilitate full and informed discussion of the agenda items at the meeting.

     Annually, the Compensation and Nominating Committee reviews, against established criteria, the performance of incumbent directors whose terms are expiring prior to recommending to the Board the nominees for election as directors at the annual meeting of stockholders. The review process is conducted according to the following performance guidelines:

       DIRECTOR'S PRIMARY RESPONSIBILITIES. A director is expected to commit to serve the Company in the role described in the By-laws, and in the Corporate Governance section of the proxy statement.

       ATTENTIVENESS AND ATTENDANCE. A director is expected to maintain regular attendance at meetings of the Board of Directors and its Committees, and to have reviewed materials distributed in advance.

       PARTICIPATION AND COOPERATION. A director is expected to actively participate in discussions and debate in Board and Committee meetings, with a sense of teamwork and corporate identity.

       INSIGHT AND INPUT. A director is expected to provide advice and counsel to the chief executive officer and other senior executives.

       STAKEHOLDERS. A director should exhibit respect for his or her duties to the stockholders, employees and the other communities served by the Company.

       CHANGE IN PRINCIPAL EMPLOYMENT. A change in principal employment is a factor that will be considered by the Committee when determining whether to recommend the reelection of an incumbent director.

ETHICAL CONDUCT AND LEGAL COMPLIANCE, ACCOUNTING AND FINANCIAL CONTROLS, FINANCIAL STRUCTURE AND PRESERVATION OF ASSETS

     The Board has delegated to certain of its Committees oversight responsibilities for ethical conduct and legal compliance, accounting and financial controls, and financial structure and preservation of assets. A description of each Committee is presented in the following section.

COMMITTEES OF THE BOARD

     To assist it in discharging its responsibilities, the Board delegates to its four Committees the authority to consider certain matters and report to the Board with appropriate recommendations.

       Each Committee is chaired by an outside director.

       The chairmanship and membership of all of the Committees are rotated on a regular basis to give the directors a broader knowledge of the Company's affairs.

       The Board conducts an annual review of the charter of each Committee.

       Each Committee establishes its own agendas for the year, and conducts a year-end evaluation of its performance by comparing the topics considered at meetings with its charter as established by the Board.

       Oral reports of Committee activities are given at each Board meeting and minutes of Committee meetings are sent to all of the directors.

     The CORPORATE AFFAIRS COMMITTEE, which oversees ETHICAL CONDUCT AND LEGAL COMPLIANCE, is composed of a majority of outside directors. It held four meetings in 1996. The Committee reviews policies and programs of the Company relating to customer and consumer relations, employee relations, health, safety and the environment, community relations, compliance with laws, disclosure of information and insider trading, and business ethics. It also reviews major litigation, crisis management organization, and programs for communication with investors, governments and the public.

     The AUDIT COMMITTEE, which is responsible for ACCOUNTING AND FINANCIAL CONTROLS, is composed entirely of outside directors. It held four meetings in 1996. Among its functions are to review the scope and results of the annual audit, approve the non-audit services rendered by the independent auditors and consider the effect thereof on the independence of the auditors, and recommend to the Board appointment of independent auditors for the ensuing year subject to ratification by the stockholders.

     The Committee also reviews the proposed financial statements for the annual report to stockholders, accounting policies, internal control systems and internal auditing procedures, and the process by which unaudited quarterly financial information is compiled and issued. Both the independent auditors and the corporate general auditor meet privately with the Committee on a regular basis.

     The Committee reviews annually the independence of each outside director.

     The FINANCE COMMITTEE, which is responsible for FINANCIAL STRUCTURE AND PRESERVATION OF ASSETS, is composed of a majority of outside directors. It held four meetings in 1996.

The Committee reviews policies and practices of the Company affecting its financial structure and position, short- and long-term financing, foreign exchange management, financial derivatives including commodities and hedging, capital expenditures, dividends, insurance coverage and taxes. It recommends to the Board the appointment of trustees and investment managers under employee benefit plans and reviews their performance, and recommends the annual contributions by the Company to fund such plans.

     The COMPENSATION AND NOMINATING COMMITTEE, which is composed entirely of outside directors, held six meetings in 1996. The Committee approves the compensation of all executive officers and administers executive incentive compensation plans, utilizing the advice of outside compensation consultants. It also reviews employee benefit plans and recommends to the Board proposals for adoption, amendment or termination of such plans. The Committee recommends to the Board of Directors the compensation arrangements for outside directors, and administers the compensation plans for outside directors.

     This Committee develops criteria for Board membership and, with the assistance of outside consultants, considers candidates for membership on the Board. The Committee also reviews the performance of incumbent directors whose terms are expiring prior to recommending to the Board the nominees for election as directors at the annual meeting of stockholders.

     Any stockholder who wishes to recommend a candidate for consideration by the Committee as a nominee for director may do so by writing to the Secretary of the Company and furnishing a statement of the candidate's experience and qualifications.

BOARD MEETINGS AND COMPENSATION

     The Board held ten meetings in 1996, and each of the directors attended at least 75 percent of these meetings. Attendance of all directors at meetings of the Board and of Committees on which they served averaged 96 percent.

     Employee directors do not receive compensation for serving as directors. The following table displays the components of outside director compensation.

--------------------------------------------------------------------------------
                                         DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

Annual Board retainer(1)..................................................................  $60,000
Annual retainer for Committee chair.......................................................  $ 3,000
Board attendance fee (per meeting)........................................................  $ 1,000
Committee attendance fee (per meeting)....................................................  $ 1,000
Company facility visitation fee (per day).................................................  $ 1,000

------------

(1) One-half is paid in cash and one-half is paid in the form of common stock of the Company which is mandatorily deferred until retirement under the Deferred Compensation Plan for Outside Directors. This Plan further provides that all or part of a director's cash compensation may, at the director's option, be deferred, invested in common stock of the Company or in an interest-bearing account, and paid after retirement from the Board.

     Effective May 1, 1996 the Board terminated the Retirement Income Plan for Outside Directors with respect to active directors. The present value of the accrued benefits under the Plan was converted to stock units which were deposited into the directors' stock accounts under the Deferred Compensation Plan. Based on the Company's stock price of $67.90, representing the average daily high and low stock prices for the month of April 1996, the number of shares in the form of stock units which were deposited into the Deferred Compensation Plan for each outside director was as follows: G. V. Grune, 2,200;
W. C. Ferguson, 1,820; T. H. Black, 1,791; E. R. Gordon, 1,112; R. G. Holder, 928; A. C. DeCrane, Jr., 504; W. S. Norman, 444; E. S. Kraus, 309; and L. I. Higdon, Jr., 261.

     As part of the Company's program to encourage charitable giving, all directors participate in a directors' charitable awards program, pursuant to which the Company will donate an aggregate of $1 million to up to four educational institutions with which the Company has recruiting, research and other relationships, as designated by each director. The donations will be paid in ten equal annual installments after a participant's death. An outside director becomes vested in the program upon completion of ten years of service or retirement from the Board at age 70. An employee director becomes vested upon completion of five years of service as a director or retirement at or after age
62. The Company is the owner and beneficiary of life insurance policies which it purchases to finance the program, and it obtains a charitable deduction for the donations made from the proceeds of the policies.

     Each director may contribute up to $5,000 per year to certain tax-exempt organizations under the Company's matching gifts program which is available to full-time U.S. employees and their spouses. For each dollar contributed within the $5,000 limit, the Company will contribute two dollars. The Company provides $100,000 of group term life insurance and $175,000 of travel accident insurance to the outside directors as well as director liability insurance for all directors.

                         STOCKHOLDER RETURN COMPARISON

     The following graph compares the yearly percentage change in the cumulative total return on the Company's common stock with the cumulative total return of the Standard & Poor's Foods Index (the 'S&P Foods Index'), the Standard & Poor's 500 Stock Index (the 'S&P 500 Index') and a Peer Group Index of food and food-related companies. As explained in the Compensation and Nominating Committee Report on Executive Compensation on pages 11 and 12, the companies in the Peer Group were approved by the Committee for measurement of the Company's performance during the 1995, 1996 and 1997 performance cycles established under the 1993 Stock and Performance Plan. These cycles will terminate at the end of 1998, 1999 and 2000, respectively. The historical performance of the Peer Group Index, weighted for market capitalization, is shown as a reference. The Peer Group consists of Archer-Daniels-Midland Company, Campbell Soup Company, Con Agra, Inc., General Mills, Inc., H.J. Heinz Company, Hershey Foods Corporation, Hormel Foods Corporation, Kellogg Company, McCormick & Company, Incorporated, The Quaker Oats Company, Sara Lee Corporation, Smucker (J.M.), Co., Unilever N.V., and Wm. Wrigley Jr. Company. The graph assumes that $100 was invested on December 31, 1991 in each of CPC common stock, the S&P Foods Index, the S&P 500 Index, and the Peer Group Index, and that all dividends were reinvested.


                                                BASE PERIOD    RETURN     RETURN     RETURN     RETURN     RETURN
                                                   1991         1992       1993       1994       1995       1996
                                                -----------    -------    -------    -------    -------    -------

CPC International Inc.                              100         114.78     111.13     127.74     168.57     194.50
S&P Foods Index                                     100          99.77      91.55     102.34     130.54     154.67
S&P 500 Index                                       100         107.62     118.46     120.03     165.13     203.05
Peer Group Index                                    100         101.59      96.67     104.09     131.07     154.60









                                [PERFORMANCE GRAPH]

                  COMPENSATION AND NOMINATING COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION AND NOMINATING COMMITTEE RESPONSIBILITIES

     The Compensation and Nominating Committee of the Board of Directors, composed entirely of outside directors, has the responsibility to approve the compensation of all executive officers and to administer executive incentive compensation plans. This report describes the manner in which we addressed those responsibilities in 1996.

GENERAL DISCUSSION OF SHORT-TERM COMPENSATION

     The Company's short-term compensation program, consisting of base salary and annual incentive, is administered by using the concepts of salary and incentive ranges for each executive position. Salary and incentive ranges are established reflecting data from salary surveys of companies in the consumer goods and food sectors. The companies surveyed are those with which the Company competes in the marketplace in business results, for human resources, and in stockholder return. These companies are similar but not identical to those in the S&P Foods Index and the Peer Group Index in the Stockholder Return Comparison graph on page 9 because survey data is not available for all of such Index companies.

     Each salary range has a midpoint which represents the average salary for comparable surveyed positions, and a range that varies about 27% above and below midpoint for the highest level position and about 24% for the lowest level position. An individual executive's progress through and position in the salary range depend primarily upon individual performance and time in the job. Annual incentive ranges and midpoints also have been established for each position as a percentage of salary. These annual incentive targets are at the middle range of incentive targets for similar positions in the surveyed companies. The actual incentive payments depend upon the performance of the Company, the business unit, and the individual. The principal factors used in assessing such performance include earnings per share growth at the Company level; sales and operating income growth at both the Company and business unit levels; and achievement at the business unit and individual levels of agreed-upon goals under the 'Balanced Scorecard' performance system described later. The relative importance given each of these factors in determining incentive awards is discretionary on the part of the Committee and may vary by individual position and from year to year. In addition to surveys of competitive practice, the Committee periodically uses independent consultants to review these salary ranges and incentive targets for accuracy and appropriateness, and to review the appropriateness of compensation actually paid. It is the Company's objective to be fully competitive in salaries and annual incentives paid with companies with which it competes, based on relative performance with these companies.

BASIS FOR SPECIFIC SHORT-TERM COMPENSATION ACTIONS

     The base salaries in 1996 of the five highest paid executive officers named in the Summary Compensation Table on page 14, vary from 7.3% below to 9.5% above midpoint of their respective ranges for 1996. As noted earlier, the salary range midpoint for a position represents the average salary for that position within the surveyed group of companies. In the salaries reported in the Table, variances from midpoint correlate to individual performance and time in position.

     Incentive payments for executive officers with corporate responsibilities reflect overall corporate performance as well as individual performance. Incentive payments for executive officers with operations responsibilities primarily reflect business unit performance, but also reflect corporate performance as well as individual performance. After adjusting for special items, earnings per share in 1996 were up 7.1%, operating income increased 2.6%, volumes, including acquisitions, were up 17%, and return on equity was 28.3%. Based on these results and respective business unit results, and relative to the surveyed companies referred to above, incentive awards for executive officers are within competitive norms. Incentive awards for the five highest paid executive officers range from about 8.4% below the range target to 7.3% above the range target, and total incentive payments for all executive officers decreased 0.5% over the previous year. The Committee believes these awards are appropriate in view of the financial results mentioned above and their relation to the results of competitor companies.

     Specifically with regard to the chief executive officer, Mr. Shoemate, the Committee approved an annualized salary increase of 7.1% effective April 1, 1996. The Committee also approved an incentive award for 1996 of $650,000, representing 77.8% of his salary at the time of the award, compared to a target of 85%. Both the salary increase and the annual incentive award were based on evaluations of Mr. Shoemate's performance conducted by all of CPC's outside directors, using the process and performance criteria described on pages 3 and
4. In approving the salary increase, the Committee considered Mr. Shoemate's time in his current job, his position in his salary range, competitive pay data, and the performance of the Company. In approving the annual incentive award, the Committee considered in particular his leading the Company to achieve excellent financial results in the consumer foods business, partially offset by disappointing results in the corn refining business based on the chaotic corn markets in 1996; his strategic leadership in pursuing the Company's vision to become 'The Best International Food Company in the World' and progress toward that vision by executing the supporting strategies; his continued progress in worldwide implementation of the 'Balanced Scorecard' performance measurement system which focuses all levels of management on strategic business drivers including customer satisfaction, business practices, people development, and innovation and learning, in order to foster superior financial results; and his implementation of sound and effective systems of corporate governance.

GENERAL DISCUSSION OF LONG-TERM COMPENSATION

     The Company's long-term compensation program consists of annual awards of performance units and stock options under the Stock and Performance Plan. The number of options granted is equal to the number of performance units. For a more detailed description of how these tandem awards work, refer to footnote (1) to the Option Grants table on page 15. The size of performance awards granted to each participant depends upon the position level, the individual's performance and, to a lesser extent, time in position. The weight given to each factor may vary by individual and from year to year in the Committee's discretion. The size of awards is generally in the mid-range of long-term compensation practices among surveyed consumer goods and food sector companies. Competitiveness is assessed by independent consultants' evaluations of survey data. Because of the wide range of approaches to long-term compensation and the availability of data, companies surveyed for this purpose are similar but not identical to those surveyed for short-term compensation.

     Earning of awards depends entirely upon the Company's stockholder return (stock price appreciation plus dividends paid) compared to a group of food and other consumer products companies with which the Company believes it competes for investors. Each year the Committee reviews and approves the companies to be included in the comparator group for the performance cycle established in that year. The comparator group approved for the cycles established in 1995, 1996 and 1997 is the Peer Group described under 'Stockholder Return Comparison' on page
9. To the extent that performance awards are earned, an equivalent number of the options granted in tandem are canceled. The value of the award earned is dependent upon the value of Company stock and its price appreciation from the beginning to the end of the four-year performance cycle. Payments are made at the end of the four-year cycle.

BASIS FOR SPECIFIC LONG-TERM COMPENSATION ACTIONS

     Award payments made in January 1997 and reported in the Summary Compensation Table on page 14 reflect annual and cumulative stockholder results over a four-year period beginning January 1, 1993 and ending December 31, 1996. During the four-year award cycle, participants had the opportunity to earn 25% of their awards in each year of the cycle. In the first cycle year (1993), 18.75% was earned. In the second year (1994), 25% was earned. In the third year
(1995), 6.25% was earned, and in the fourth and final year (1995), 6.25% was earned. Thus, over the four years, 56.25% of the potential performance award was earned and paid at the end of the cycle. During this period, the Company's share price increased 54.5%, from $50.4375 to $77.9375.

     Since 56.25% of the performance award was earned, 56.25% of the tandem options were canceled. The balance of 43.75% of the stock options granted remain in effect with an exercise price equal to the fair market value of the Company's common stock at the date of the award in 1993. This provides continuing incentive to increase share price and, therefore, return to the stockholder. Without share price increase, these options have no value to the executive.

     In 1996, Mr. Shoemate received an award of 50,000 performance units which may be earned over a four-year cycle ending in 1999, and a tandem award of 50,000 stock options. The Committee's decision to grant this award was based upon its assessment of the long-term compensation survey data, and independent consultants' evaluations thereof, referred to above, and the evaluation of Mr. Shoemate's performance for 1995 conducted by the outside directors, using the process and performance criteria described on pages 3 and 4. The award was designed to provide further incentive for Mr. Shoemate to lead the Company in maximizing stockholder value. In addition, the Committee granted Mr. Shoemate 100,000 non-qualified stock options at an exercise price equal to the fair market value on April 25, 1996, the date of grant, and also agreed to grant an additional 100,000 non-qualified options at fair market value on the same date each of the following two years, providing Mr. Shoemate remains with the Company as chief executive officer. This award was made in response to competitive long-term compensation activity and to help ensure management continuity at CPC.

OVERALL PROGRAM RISK AND LEVERAGE

     As the compensation tables in this proxy statement indicate, a significant portion of executive compensation has been placed at risk. Payments under the annual incentive program are dependent upon annual business results and individual performance. Long-term award payments are dependent upon the Company's stockholder return relative to the comparator group of companies referred to earlier. In the case of Mr. Shoemate, 78% of his annual and long-term compensation came from incentive compensation plans which relate to Company performance and only 22% from base salary. Similar degrees of risk exist for the four other highest paid executive officers.

EXECUTIVE STOCK OWNERSHIP TARGETS

     In 1993, the Company established stock ownership targets for all participants in the Stock and Performance Plan. The ownership target for the chief executive officer is seven times base salary; for the most senior operating and corporate staff officers it is five times base salary; for remaining officers, it is three times base salary; and for non-officer participants, it is equal to base salary. Stock used to assess this ownership target includes stock directly owned by the executive, and stock owned indirectly through participation in the Deferred Stock Unit Plan described in footnote (3) to the Stock Ownership Table on page 18, but excludes shares covered by unexercised stock options. Executives are expected to attain these ownership targets within three to five years from the time the executive's target was established or increased. Four executive officers named in the Summary Compensation Table, including Mr. Shoemate, exceed their targets.

DEDUCTIBILITY CAP ON COMPENSATION EXCEEDING $1,000,000

     The tax law limits to $1 million the deductibility of annual compensation payments made to each of the five highest paid executives. However, there is an exception to this loss of tax deduction for payments that meet certain objective performance standards. It is the Committee's general policy to avoid the loss of tax deductibility to the extent it believes prudent and feasible. To this effect, the Company amended the 1993 Stock and Performance Plan so that long-term compensation payments, including stock options, meet the objective performance exception. The Board of Directors now recommends that the stockholders approve a new Executive Annual Incentive Plan, as set forth in Proposal 2 on pages 25 to 27 of this proxy statement, so that in the future short-term incentive payments may also meet this exception. It is the Committee's conclusion that for 1996 the $1 million cap rules will not result in any lost tax deductions. The Committee anticipates that this will also be the case for 1997 and that adoption of Proposal 2 should facilitate the attainment of tax deductions in future years. However, notwithstanding its general policy, the Committee retains the discretion to authorize payments that may not be deductible if it believes that to do so is in the best interest of the Company and its stockholders.

                                           Compensation and Nominating
                                           Committee:

                                           W. S. Norman, Chairman
                                           A. C. DeCrane, Jr.
                                           W. C. Ferguson
                                           E. R. Gordon
                                           G. V. Grune

               EXECUTIVE COMPENSATION AND STOCK OWNERSHIP TABLES

     The following table summarizes the compensation awarded or paid to the chief executive officer and each of the other four most highly compensated executive officers of the Company (the 'named executive officers') for services rendered in all capacities during each of the last three fiscal years.

--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                         LONG-TERM COMPENSATION
                                                                        ------------------------
                                                                                        PAYOUTS
                                                                          AWARDS       ---------
                                             ANNUAL COMPENSATION        -----------    LONG-TERM
                                          --------------------------    SECURITIES     INCENTIVE     ALL OTHER
               NAME AND                           SALARY      BONUS     UNDERLYING      PAYOUTS     COMPENSATION
          PRINCIPAL POSITION              YEAR      ($)        ($)      OPTIONS (#)     ($)(1)         ($)(2)
---------------------------------------   ----    -------    -------    -----------    ---------    ------------
C. R. Shoemate,                           1996    821,250    650,000      257,500      2,252,813       111,693
  Chairman, President and Chief           1995    766,250    600,000       45,000      2,432,859       112,001
  Executive Officer                       1994    716,667    485,000       40,000      1,304,188       109,638

R. J. Gillespie,                          1996    536,667    290,000       52,437      1,126,406        77,993
  Executive Vice President -- Strategic   1995    497,917    270,000       20,000      1,216,430        75,022
  Business Development                    1994    453,750    215,000       20,000        698,645        71,564

A. Labergere,                             1996    483,083    300,000       20,000      1,126,406        28,630
  Executive Vice President and            1995    413,333    275,000       20,000      1,073,320        24,700
  President of the CPC Europe Division    1994    362,500    220,000       20,000        465,781        21,700

C. B. Storms,                             1996    396,250    205,000       42,538        844,743        34,719
  Senior Vice President and General       1995    380,000    215,000       13,500        965,988        28,100
  Counsel                                 1994    359,583    170,000       13,500        605,489        23,840

K. Schlatter,                             1996    391,250    220,000       13,500        750,938       107,006
  Senior Vice President and Chief         1995    370,000    205,000       28,874        787,102       106,679
  Financial Officer                       1994    342,500    160,000       13,500        465,781       105,319

------------

(1) Includes cash and the market value of the Company's common stock paid in respect of performance units awarded under the 1984 Stock and Performance Plan at the end of four-year performance cycles.

(2) Includes the following for 1996:

    a. Company matching contributions to defined contribution plans as  follows:
       C. R. Shoemate, $56,776; R. J. Gillespie, $39,701; A. Labergere, $28,630;
       C. B. Storms, $31,276; and K. Schlatter, $30,976.

    b. Value of premiums paid by the Company under the Executive Life Insurance Plan as follows: C. R. Shoemate, $52,824; R. J. Gillespie, $38,252; and
       K. Schlatter, $76,029.

    c. For C. R. Shoemate, $2,093 of above-market interest at the rate credited to all participants in the Deferred Compensation Plan, pursuant to which all or a portion of annual bonus may be deferred and credited to an interest bearing account, and paid over a fifteen-year period following retirement.

--------------------------------------------------------------------------------
                             OPTION GRANTS IN 1996
--------------------------------------------------------------------------------


                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF
                                                                                         STOCK PRICE APPRECIATION
                                INDIVIDUAL GRANTS                                           FOR OPTION TERM(3)
--------------------------------------------------------------------------------     ---------------------------------
                           NUMBER OF
                           SECURITIES     PERCENT OF
                           UNDERLYING    TOTAL OPTIONS
                            OPTIONS       GRANTED TO      EXERCISE
                            GRANTED        EMPLOYEES        PRICE      EXPIRATION
NAME                          (#)           IN 1996       ($/SHARE)       DATE       0% ($)     5% ($)       10% ($)
------------------------   ----------    -------------    ---------    ----------    ------    ---------    ----------
C. R. Shoemate..........      50,000(1)      3.3174         70.0000      1/15/06        0      2,200,369     5,575,728
                               5,313(2)      0.3525         70.0000      3/20/99        0         62,089       130,919
                               6,750(2)      0.4478         70.0000      3/19/00        0        106,452       230,211
                               8,750(2)      0.5805         70.0000      3/18/01        0        175,307       388,991
                              60,000(2)      3.9808         70.0000      6/17/01        0      1,268,216     2,832,504
                               8,500(2)      0.5640         70.0000      3/16/02        0        208,348       474,606
                               9,000(2)      0.5971         70.0000      1/18/03        0        256,355       597,371
                               7,500(2)      0.4976         70.0000      1/17/04        0        250,457       599,797
                               1,687(2)      0.1119         70.0000      1/16/05        0         65,057       160,215
                             100,000         6.6347         67.7500      4/24/06        0      4,259,286    10,793,017

R. J. Gillespie.........      20,000(1)      1.3269         70.0000      1/15/06        0        880,148     2,230,291
                               4,374(2)      0.2902         69.9375      3/14/98        0         30,410        62,216
                               5,250(2)      0.3483         67.6875      3/20/99        0         54,093       113,321
                               4,875(2)      0.3234         67.6875      3/19/00        0         69,240       148,747
                               4,688(2)      0.3110         67.6875      3/18/01        0         85,671       188,813
                               4,250(2)      0.2820         67.6875      3/17/02        0         95,883       216,925
                               4,500(2)      0.2986         67.6875      1/18/03        0        118,535       274,279
                               3,750(2)      0.2488         67.6875      1/17/04        0        116,360       276,666
                                 750(2)      0.0498         67.6875      1/16/05        0         26,964        65,913

A. Labergere............      20,000(1)      1.3269         70.0000      1/15/06        0        880,148     2,230,291

C. B. Storms............      13,500(1)      0.8957         70.0000      1/15/06        0        594,100     1,505,447
                               5,250(2)      0.3483         70.8750      3/14/98        0         40,891        84,057
                               5,250(2)      0.3483         70.8750      3/20/99        0         61,888       130,458
                               4,688(2)      0.3110         70.8750      3/19/00        0         74,639       161,369
                               4,063(2)      0.2696         70.8750      3/18/01        0         82,222       182,391
                               3,375(2)      0.2239         70.8750      3/16/02        0         83,588       190,353
                               3,375(2)      0.2239         70.8750      1/18/03        0         97,155       226,328
                               2,531(2)      0.1679         70.8750      1/17/04        0         85,436       204,540
                                 506(2)      0.0336         70.8750      1/16/05        0         19,728        48,567

K. Schlatter............      13,500(1)      0.8957         70.0000      1/15/06        0        594,100     1,505,447

------------

(1) The options listed were granted at an exercise price equal to the fair market value of the Company's stock on the date of grant in tandem with an equivalent number of performance units under the 1993 Stock and Performance Plan. The performance units were issued for a cycle of four years' duration, with a goal based on improvement in stockholder value, determined by the increase in the value of common stock of the Company during each year of the cycle assuming reinvestment of dividends, measured against the performance of the Peer Group described on page 9. Up to 25% of the units

                                              (footnotes continued on next page)

(footnotes continued from previous page) may be earned in each year of the cycle and are payable at the conclusion of the cycle. To the extent performance units are earned and payable, a corresponding number of options are canceled. To the extent options are exercised, a corresponding number of performance units are canceled. These options were granted on January 16, 1996 and became exercisable on January 16, 1997. Under the 1993 Plan, in the event of a change in control of the Company, all performance cycles will terminate and participants will receive the value in cash of the performance units theretofore earned and 100% of the units that could have been earned during the remainder of the cycles. The amounts paid to the named executive officers for the cycles ending in 1996, 1995 and 1994 are shown as 'Long-term Incentive Payouts' in the Summary Compensation Table on page 14.

(2) The options listed are replacement options which were granted upon exercise of previously granted options. They are equivalent to the number of shares exercised and have an exercise price equal to the fair market value of the Company's stock on the date of exercise of the original option. The expiration date of the replacement option is the same as the expiration date of the original option. The replacement option becomes exercisable one year from the date the original option was exercised. The shares acquired on exercise of the original option must be retained for three years.

(3) The amounts shown under these columns are calculated at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The amounts shown assume that no performance units will be earned so that all options granted will be exercisable.

--------------------------------------------------------------------------------
                      AGGREGATED OPTION EXERCISES IN 1996
                   AND OPTION VALUES AS OF DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                                               NUMBER OF                  VALUE OF
                                                                         SECURITIES UNDERLYING          UNEXERCISED
                                                                              UNEXERCISED               IN-THE-MONEY
                                                                              OPTIONS AT                 OPTIONS AT
                                         SHARES                          DECEMBER 31, 1996 (#)    DECEMBER 31, 1996 ($)(2)
                                        ACQUIRED                         ---------------------    ------------------------
                                           ON              VALUE             EXERCISABLE/               EXERCISABLE/
NAME                                  EXERCISE (#)    REALIZED ($)(1)        UNEXERCISABLE             UNEXERCISABLE
-----------------------------------   ------------    ---------------    ---------------------    ------------------------
C. R. Shoemate.....................      107,500         2,963,350            --  / 320,250                --  / 3,816,000
R. J. Gillespie....................       34,937         1,145,792          3,250 /  78,687             77,188 / 1,166,603
A. Labergere.......................        7,313           191,316          4,500 /  49,500            130,313 /   935,344
C. B. Storms.......................       29,038         1,026,077            --  /  62,788                --  /   833,416
K. Schlatter.......................       --               --              22,724 /  33,375            324,495 /   630,281

------------

(1) Amounts shown are based on the difference between the market value of the Company's stock on the date of exercise and the exercise price.

(2) Amounts shown are based on the difference between the closing price of the Company's common stock on December 31, 1996 ($77.50) and the exercise price.

--------------------------------------------------------------------------------
                               PENSION PLAN TABLE
--------------------------------------------------------------------------------

                 5-YEAR AVERAGE                                        YEARS OF SERVICE
                     ANNUAL                        --------------------------------------------------------
                  COMPENSATION                        10          15          20          25          30
------------------------------------------------   --------    --------    --------    --------    --------
$  400,000......................................   $ 48,000    $ 72,000    $ 96,000    $120,000    $144,000
   600,000......................................     72,000     108,000     144,000     180,000     216,000
   800,000......................................     96,000     144,000     192,000     240,000     288,000
 1,000,000......................................    120,000     180,000     240,000     300,000     360,000
 1,200,000......................................    144,000     216,000     288,000     360,000     432,000
 1,400,000......................................    168,000     252,000     336,000     420,000     504,000
 1,600,000......................................    192,000     288,000     384,000     480,000     576,000
 1,800,000......................................    216,000     324,000     432,000     540,000     648,000

     The table shows annual pension benefits payable under the Company's defined benefit plans for salaried employees. No additional benefits accrue after 30 years of service.

     Compensation covered by the plans is the combined annual compensation reported in the Salary and Bonus columns of the Summary Compensation Table on page 14. Each of the named executive officers has 30 years of service for purposes of the plans, except A. Labergere, who has 13. Amounts shown in the Table are computed as a straight life annuity upon retirement at age 62 or later and are not subject to any deduction for Social Security benefits.

                             SEVERANCE ARRANGEMENTS

     The Company maintains severance agreements with its executive officers, including the named executive officers, which provide for a lump sum payment equal to three times the sum of the annual salary and bonus of the officer, and continuation of medical and insurance plans for a three-year period, if the officer's employment is terminated involuntarily other than for cause or voluntarily for good reason, within two years after a change in control of the Company. The agreements also provide that the amount of excise tax, if any, under the Internal Revenue Code to be paid by any executive officer shall be reimbursed by the Company. The severance agreements, which were approved by the outside directors, replace employment agreements previously entered into with the executive officers.

--------------------------------------------------------------------------------
                             STOCK OWNERSHIP TABLE
--------------------------------------------------------------------------------

     Fidelity Management Trust Company of Boston, Massachusetts, as trustee of the ESOP component of the Savings Plan, is the record owner of all of the 1,251,161 unallocated shares of ESOP preferred stock, or 59.7 percent of the outstanding preferred stock of the Company. To the best of the Company's knowledge, no person or group of persons owned beneficially more than five percent of the outstanding common stock of the Company on February 28, 1997, the record date.

     The following table shows the common stock ownership as of February 28, 1997 of each director, the named executive officers, and all directors and executive officers as a group. All directors and executive officers as a group own beneficially less than one percent of the outstanding common stock and less than two percent of the ESOP preferred stock.

                                                               SHARES               STOCK
NAME                                                          OWNED(1)    OTHER(2)  UNITS(3) TOTAL(4)
------------------------------------------------------------  ---------   -------   ------   ---------
T. H. Black.................................................      5,000     --       3,832       8,832
A. C. DeCrane, Jr...........................................        500     --       2,911       3,411
W. C. Ferguson..............................................      2,800     --       4,346       7,146
R. J. Gillespie.............................................     25,516    84,866     --       110,382
E. R. Gordon................................................      2,000     --       7,621       9,621
G. V. Grune.................................................      2,200     --       5,148       7,348
L. I. Higdon, Jr............................................        200     --       1,051       1,251
R. G. Holder................................................      1,000     1,000    4,573       6,573
E. S. Kraus.................................................        200     --       2,633       2,833
A. Labergere................................................     46,649     --        --        46,649
W. S. Norman................................................      1,000     --       1,658       2,658
K. Schlatter................................................     35,849    61,693    3,133     100,675
C. R. Shoemate..............................................    242,319    23,204   13,765     279,288
C. B. Storms................................................     92,708     9,987    4,635     107,330
All directors and executive officers as a group
   (33 persons).............................................  1,134,955   210,469   96,826   1,442,250

------------

(1) Includes all shares which may be purchased before April 30, 1997 upon the exercise of stock options as follows: R. J. Gillespie, 19,500; A. Labergere, 24,000; K. Schlatter, 35,849; C. R. Shoemate, 150,250; C. B. Storms, 42,538;
    and all directors and executive officers as a group, 577,952.

(2) Includes shares held jointly with or owned by spouses or minor children or held in certain fiduciary capacities. K. Schlatter, C. R. Shoemate, and all directors and executive officers as a group disclaim beneficial ownership of, respectively, 19,693, 23,204, and 49,127 of such shares.

(3) For the executive officers, the stock units represent annual bonus deferred and credited in the form of common stock under the Deferred Stock Unit Plan. They are payable in cash following retirement or termination of employment. For the outside directors, the stock units represent retainer and fees deferred in the form of common stock under the Deferred Compensation Plan for Outside Directors described in footnote (1) on page 7.

(4) In addition, Messrs. Gillespie, Schlatter, Shoemate and Storms have, respectively, 2,167, 2,145, 2,143 and 2,471 shares, and all executive officers as a group have a total of 41,719 shares, of ESOP preferred stock allocated to their accounts in the Savings Plan.

                            MATTERS TO BE ACTED UPON
                       PROPOSAL 1. ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, with one class standing for election each year for a three-year term. In accordance with the recommendation of its Compensation and Nominating Committee, the Board has nominated William C. Ferguson, Leo I. Higdon, Jr., William S. Norman and Charles
R. Shoemate for reelection, each for a three-year term that will expire in 2000.

     All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If, for any reason, any of the nominees should not be a candidate for election at the meeting, the proxies will be cast for substitute nominees designated by the Board of Directors unless the Board has reduced its membership prior to the meeting. The Board does not anticipate that any of the nominees will be unavailable. The nominees and the directors continuing in office will normally hold office until the annual meeting of stockholders in the year indicated on this and the following pages.

     Biographical information concerning each of the nominees and directors continuing in office is presented on this and the following pages.

VOTE REQUIRED

     A plurality of the votes of the shares present in person or represented by proxy at the annual meeting is required to elect directors.

--------------------------------------------------------------------------------
                   CLASS II NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2000
--------------------------------------------------------------------------------

                  WILLIAM C. FERGUSON

[PHOTO]           Age -- 66
                  Director since 1988
                  Member of the Compensation and Nominating and Finance
                  Committees

                  FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF NYNEX
                  CORPORATION

                  Mr. Ferguson retired as Chairman of NYNEX in April 1995 and as Chief Executive Officer in December 1994. He served as vice chairman from 1987 to 1989. Previously, Mr. Ferguson served as President and Chief Executive Officer of NYNEX and New York Telephone Co. He is also a director of General Re Corporation. Mr. Ferguson is a director and former Chairman of The Business Council of New York, Chairman of the Board of United Ways of Tri-State, and a trustee and former Chairman of the Board of Trustees of Albion College.

--------------------------------------------------------------------------------

                  LEO I. HIGDON, JR.

[PHOTO]           Age -- 50
                  Director since 1993
                  Chairman of the Audit Committee and member of the Corporate Affairs Committee

                  DEAN OF COLGATE DARDEN GRADUATE SCHOOL OF BUSINESS ADMINISTRATION AT THE UNIVERSITY OF VIRGINIA

                  Mr. Higdon will leave the Darden School in July 1997 to assume the presidency of Babson College in Wellesley, Massachusetts. He has headed the Darden School, located in Charlottesville, Virginia, since October 1993. He joined the University of Virginia from Salomon Brothers Inc., where he was a member of the Executive Committee. During his 20-year career at Salomon Brothers, Mr. Higdon served as a managing director with responsibilities for corporate finance and mergers and acquisitions, as the firm's vice chairman, and as its co-head of global investment banking. He is also a director of Crompton & Knowles Corp., Newmont Mining Corp., Newmont Gold Co. and Africare, and is a trustee and member of the Executive Committee of Georgetown University.

--------------------------------------------------------------------------------

                  WILLIAM S. NORMAN

[PHOTO]           Age -- 58
                  Director since 1993
                  Chairman of the Compensation and Nominating Committee and member of the Corporate Affairs Committee

                  PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE TRAVEL INDUSTRY ASSOCIATION OF AMERICA

                  Mr. Norman joined the Travel Industry Association of America as President and Chief Executive Officer in the Fall of 1994. Previously, he served as Executive Vice President of the National Railroad Passenger Corp. (AMTRAK) since 1987. Mr. Norman is also a director of the Travel Industry Association of America, Tourism Works for America Council, The An Bryan Foundation, the U.S. Navy Memorial Foundation, the International Consortium for Research on the Health Effects of Radiation and the Logistics Management Institute. He is also a member of the Board of Visitors of The American University's Kogod College of Business Administration.

--------------------------------------------------------------------------------

                  CHARLES R. SHOEMATE

[PHOTO]           Age -- 57
                  Director since 1988

                  CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY

                  Mr. Shoemate was elected Chairman of the Board and Chief Executive Officer in 1990. Prior to his election as President in 1988, Mr. Shoemate served as Vice President of the Company and President of the Corn Refining Division. Mr. Shoemate joined the Company in 1962 and progressed through a variety of positions in manufacturing, finance and business management. He is also a director of CIGNA Corporation and International Paper Co., and Chairman of the Grocery Manufacturers of America, Inc. He is a member of The Business Roundtable, the Committee for Economic Development, and a trustee of The Conference Board, Inc.

--------------------------------------------------------------------------------
                       CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 1998
--------------------------------------------------------------------------------

                  ALFRED C. DECRANE, JR.

[PHOTO]           Age -- 65
                  Director since 1994
                  Member  of  the  Compensation   and  Nominating  and   Finance
                  Committees

                  FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF TEXACO INC.

                  Mr. DeCrane retired as Chairman and Chief Executive Officer of Texaco Inc. in July 1996. He was elected President of Texaco in 1983, Chairman of the Board in 1987, and Chief Executive Officer in 1993. He is a director of CIGNA Corporation, and Dean Witter, Discover & Co., and Harris Corporation. He is Co-Chairman of the United States -- Saudi Arabian Business Council and is a trustee of the Committee for Economic Development and The Conference Board, Inc. Mr. DeCrane is also a member of the Board of Trustees of the University of Notre Dame and a Managing Director of the Metropolitan Opera Association.

--------------------------------------------------------------------------------

                  ROBERT J. GILLESPIE

[PHOTO]           Age -- 54
                  Director since 1988
                  Member of the Corporate Affairs Committee

                  EXECUTIVE VICE PRESIDENT OF THE COMPANY

                  Mr. Gillespie was elected an Executive Vice President of the Company in July 1995. He joined the Company in 1965 and in 1976 became President of Canada Starch Company, a subsidiary of the Company. In 1980 he was elected a Vice President of the Company and appointed President of the Corn Products Unit of CPC North America. From 1988 to July 1995, he served as President of the Best Foods Division and was elected a Senior Vice President of the Company in 1991. Mr. Gillespie is a member of the Advisory Board of the Sarah W. Stedman Center for Nutritional Studies of Duke University.

--------------------------------------------------------------------------------

                  ELLEN R. GORDON

[PHOTO]           Age -- 65
                  Director since 1991
                  Member   of  the  Compensation   and  Nominating  and  Finance
                  Committees

                  PRESIDENT  AND  CHIEF  OPERATING   OFFICER  OF  TOOTSIE   ROLL
                  INDUSTRIES, INC.

                  Ms. Gordon was elected President and Chief Operating Officer of Tootsie Roll Industries, Inc. in 1978. Prior to her election as President, Ms. Gordon served as Senior Vice President. Ms. Gordon is a member of the Dean's Council of the Stanford University Graduate School of Business, the Board of Fellows of the Faculty of Medicine of the Harvard Medical School, the Dean's Council of the J. L. Kellogg Graduate School of Management of Northwestern University, the University of Chicago Council on the Division of the
                  Biological Sciences and the Pritzker School of Medicine, the President's Export Council, the Committee of 200, and the Committee for Economic Development.

--------------------------------------------------------------------------------

                  GEORGE V. GRUNE

[PHOTO]           Age -- 67
                  Director since 1985
                  Chairman   of  the   Finance  Committee  and   member  of  the
                  Compensation and Nominating Committee

                  CHAIRMAN OF THE DEWITT WALLACE -- READER'S DIGEST FUND AND THE LILA WALLACE -- READER'S DIGEST FUND

                  Mr. Grune retired as Chairman of The Reader's Digest Association, Inc. in August 1995 and as Chief Executive Officer in 1994, having served as Chairman and Chief Executive Officer for ten years. He is also a director of Avon Products, Inc., Chemical Banking Corporation and Federated Department Stores, Inc. He is chairman emeritus of the Boys & Girls Clubs of America, a trustee of Duke University and an overseer of Roy E. Crummer Graduate School of Business at Rollins College.

--------------------------------------------------------------------------------
                         CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 1999
--------------------------------------------------------------------------------

                  THEODORE H. BLACK

[PHOTO]           Age -- 68
                  Director since 1989
                  Member of the Audit and Corporate Affairs Committees

                  FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF INGERSOLL-RAND COMPANY

                  Mr. Black served as President and Chief Operating Officer of Ingersoll-Rand Company during 1988, and as Chairman and Chief Executive Officer until November 1993. He is a director of General Public Utilities Corporation, McDermott International, Inc. and Ingersoll-Rand Company.

--------------------------------------------------------------------------------

                  RICHARD G. HOLDER

[PHOTO]           Age -- 65
                  Director since 1992
                  Chairman of the Corporate Affairs Committee and member of the Audit Committee

                  FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF REYNOLDS METALS COMPANY

                  Mr. Holder served as President and Chief Operating Officer of Reynolds Metals Company from 1988 until May 1992, and as Chairman and Chief Executive Officer until October 1996. Previously, he served as Executive Vice President and Chief Operating Officer from 1986. Mr. Holder is also a director of Universal Corp., and a member of the Board of Directors of the Virginia Economic Development Partnership and the National Association of Manufacturers. Mr. Holder served as chairman of the Aluminum Association from September 1991 through December 1993.

--------------------------------------------------------------------------------

                  EILEEN S. KRAUS

[PHOTO]           Age -- 58
                  Director since 1994
                  Member of the Audit and Corporate Affairs Committees

                  CHAIRMAN OF FLEET NATIONAL BANK (CONNECTICUT)

                  Ms. Kraus served as Vice Chairman of Shawmut National Corporation and President of Shawmut Bank Connecticut, N.A. from September 1992 until December 1995. She assumed her present position following Fleet Financial Group's completion of its acquisition of Shawmut National Corporation in December 1995. She served as Vice Chairman of the Consumer Banking and Marketing Groups, Shawmut National Corporation, from 1990 until September 1992 and Executive Vice President of such Groups from 1988 until July 1990. She is a director of Kaman Corporation, The Stanley Works, and Yankee Energy System, Inc. Ms. Kraus is also a member of the Board and the executive committee of Kingswood-Oxford School, and the Connecticut Business and Industry Association.

--------------------------------------------------------------------------------

                  ALAIN LABERGERE

[PHOTO]           Age -- 62
                  Director since 1992
                  Member of the Finance Committee

                  EXECUTIVE VICE PRESIDENT OF THE COMPANY AND PRESIDENT OF THE CPC EUROPE DIVISION

                  Mr. Labergere joined the Company in 1983 and in 1990 was appointed Vice President, Regional Operations, for the CPC Europe Consumer Foods Division headquartered in Brussels. In 1991 he was appointed President of the CPC Europe Division and elected a corporate Vice President. He was elected a Senior Vice President of the Company in October 1991 and an Executive Vice President in July 1995. Mr. Labergere is a member of the Strategic Committee of the Confederation of the Food and Drink Industries of the EEC (CIAA) in Brussels. He is also a member of the Board of Trustees of the Thunderbird Graduate School of International Management.

--------------------------------------------------------------------------------

          PROPOSAL 2. APPROVAL OF THE EXECUTIVE ANNUAL INCENTIVE PLAN

     On January 21, 1997, the Board of Directors adopted, subject to stockholder approval, the Executive Annual Incentive Plan (the 'Plan'). The purpose of the Plan is to promote the financial success of the Company by providing annual incentive compensation to certain designated senior executives based on pre-established performance goals so that payments qualify as 'performance based' compensation under Section 162(m) of the Internal Revenue Code. Without stockholder approval, these payments would be included in the calculation of the $1 million limit on deductible compensation under Section 162(m). The main features of the Plan are described below, and the complete text of the Plan appears as the Exhibit to this proxy statement.

ADMINISTRATION

     The Plan will be administered by the Compensation and Nominating Committee of the Board (the 'Committee'), or any other compensation committee designated by the Board which consists solely of two or more 'outside directors' within the meaning of Section 162(m).

COVERED EMPLOYEES AND ANNUAL INCENTIVE TARGETS

     The Committee will designate the executives who are covered under the Plan for a calendar year (the 'Covered Employees'). Such executives would be those individuals who, in the Committee's opinion, may be subject to Section 162(m). These executives will include the chief executive officer and the other officers who are most likely to be among the five most highly compensated executive officers of the Company. The Committee will establish an annual incentive award target for each Covered Employee within ninety days after the beginning of each calendar year. The target for each Covered Employee will be based on selected performance-based financial results for the Company or a division, subsidiary or other business unit of the Company, and may be different for each Covered Employee. The Committee will establish the targets based on one or more of the following: earnings per share; operating income; net income; cash flow; assets level; total stockholder return; return on assets; return on equity; sales growth; economic value added; or Company common stock price.

     The Committee may adjust the targets for a particular year to account for extraordinary events which may affect the performance determination of a Covered Employee, in order to avoid distortions in the operation of the Plan. Examples of such events include: special charges and other extraordinary items; significant acquisitions or divestitures; or currency fluctuations.

     The Plan provides that the maximum award target that could be established for a Covered Employee for any year is $4 million. The Committee may not increase a target award but may, in its discretion, lower the target for any Covered Employee for any year.

PAYMENT OF AWARDS

     Awards will be paid in the year following the year for which the award target was established. Before an award is paid, the Committee will certify the extent to which a Covered Employee has satisfied the performance target. No award may exceed the established award target, but the Committee has full discretion to reduce any award to an amount below the award target. Awards are payable in cash but a Covered Employee may defer all or a portion of an award.

OTHER PLANS

     Each Covered Employee will receive only the annual incentive award, if any, under the Plan and will not be eligible to receive an award under the Corporate Bonus Plan, the Operations Bonus Plan or any other plans (the 'Bonus Plans'). However, the Committee can decide not to establish an annual incentive award target under the Plan for any Covered Employee for a given year and also determine that such Covered Employee is eligible to receive an award under a Bonus Plan for that year.

AMENDMENT AND TERMINATION

     The Board may amend or terminate the Plan at any time. However, the Board may not, without stockholder approval, amend the Plan to remove Plan administration from a committee of the Board consisting solely of two or more outside directors; change Plan eligibility to other than the Covered Employees; or revise the provisions which establish the Plan's compliance with the conditions of Section 162(m). The Board may, without stockholder approval, amend the Plan to ensure continued compliance with Section 162(m).

EFFECTIVE DATE

     The Plan is effective January 1, 1997. No award under the Plan will be paid unless stockholders approve the Plan prior to payment. If the Plan is not approved by the stockholders, executives who would otherwise be Covered Employees would continue to be eligible to receive awards under the Bonus Plans. Such awards would not be deductible under

Section 162(m) to the extent that, when combined with other non-performance based compensation, they exceed the statutory limit.

     Based on the Company's interpretation of existing federal tax law, including the regulations under Section 162(m), all awards paid under the Plan will be deductible by the Company.

     There are currently six executives, including the named executive officers, who would be eligible for awards under the Plan in 1997. The Committee has not determined the award targets under the Plan for 1997, but will do so by March 31, 1997. Amounts paid under the Bonus Plans for 1996 to the named executive officers are shown in the Bonus column of the Summary Compensation Table on page 14.

VOTE REQUIRED

     The affirmative vote of a majority of the shares present or represented by proxy at the annual meeting is required for approval of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

--------------------------------------------------------------------------------

              PROPOSAL 3. RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, in accordance with the recommendation of its Audit Committee, has appointed KPMG Peat Marwick LLP ('KPMG') as independent auditors in respect of the Company's operations in 1997, subject to ratification by the stockholders. A partner of KPMG will be present at the stockholders' meeting and will have an opportunity to make a statement and respond to appropriate questions. KPMG also performs non-audit services for the Company.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

--------------------------------------------------------------------------------

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if other proposals are properly presented, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

                     PROPOSALS FOR THE 1998 ANNUAL MEETING

     It is anticipated that the 1998 annual meeting of stockholders will be held on Thursday, April 23, 1998. The Secretary of the Company must receive stockholder proposals for inclusion in the Company's proxy statement for that meeting no later than November 11, 1997. Additionally, under the Company's By-laws, any other business, including the nomination of candidates for director, may be presented at the meeting by a stockholder only if the Secretary of the Company receives a written notice identifying such business or candidates not earlier than January 23 nor later than February 20, 1998. Any stockholder may receive a copy of the By-laws without charge upon written request to the Secretary.

                             ADDITIONAL INFORMATION

     If you plan to attend the annual meeting, please complete the reservation form on the back cover and return it either with your proxy card or directly to the Company at the address indicated on the reservation form.

     The rules of the Securities and Exchange Commission require that an annual report accompany or precede the proxy materials. However, no more than one annual report need be sent to the same address. If you receive more than one annual report and you wish to reduce the number of annual reports you receive, please mark the Discontinue Annual Report Mailing box in the Special Action area on the proxy card.

     PLEASE COMPLETE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                                          By order of the Board of Directors,

                                          John B. Meagher

                                          John B. Meagher
                                          Secretary

                                                                         EXHIBIT

                             CPC INTERNATIONAL INC.
                        EXECUTIVE ANNUAL INCENTIVE PLAN

SECTION 1. PURPOSE

     The purpose of the CPC International Inc. Executive Annual Incentive Plan is to promote the financial success of the Company by providing an incentive compensation plan based on preestablished performance goals to certain designated senior executives of CPC International Inc. and its subsidiaries. It is intended that compensation paid under the Plan be deductible to the maximum extent allowable under Section 162(m) of the Internal Revenue Code.

SECTION 2. DEFINITIONS

     'Board' or 'Board of Directors' means the Board of Directors of CPC International Inc.

     'Code' means the Internal Revenue Code of 1986, as amended from time to time.

     'Committee' means the Compensation and Nominating Committee of the Board, or any other compensation committee designated by the Board, provided that the Committee shall consist solely of two or more outside directors, within the meaning of Section 162(m) of the Code.

     'Company' means CPC International Inc.

     'Covered Employee' means those individuals who in the opinion of the Committee may be covered by Section 162(m) of the Code.

     'Plan' means this CPC International Inc. Executive Annual Incentive Plan.

SECTION 3. COVERED EMPLOYEES AND ANNUAL INCENTIVE AWARD TARGETS

     (a) The Committee shall designate the persons who are Covered Employees for a calendar year and shall establish in writing an annual incentive award target for each Covered Employee no later than 90 days after the beginning of that calendar year (or such other date as may be required or permitted by Section 162(m) of the Code to establish annual incentive award targets).

     (b) The annual incentive award target for each Covered Employee shall be based on selected performance-based financial results for the Company or a division, subsidiary or other business unit of the Company. Such selected measures may be different for different Covered Employees. The Committee, giving due regard to circumstances as it deems appropriate, shall establish the targets based on one or more of the following: earnings per share; operating income; net income; cash flow; assets level; total stockholder return; return on assets; return on equity; sales growth; economic value added; or Company common stock price.

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     (c) The Committee may adjust the targets established for a particular year, to the extent consistent with Section 162(m) of the Code, to account for extraordinary events which may affect the determination of performance by the Covered Employee, in order to avoid distortions in the operation of the Plan.
Such   events  may  include,  without  limitation,  special  charges  and  other extraordinary items; significant acquisitions or divestitures; or currency fluctuation.

     (d) The maximum annual incentive award target that may be established for a Covered Employee for any year is $4 million. The Committee is precluded from increasing the foregoing award target, but may exercise its discretion to lower such target for any Covered Employee for any year.

     (e) Awards shall be payable in the year following the year in which the award target was established and to which the award target relates. Awards under this Section 3 are payable solely on account of the attainment of the performance goals established by the Committee for the year. Prior to payment of an award, the Committee shall certify in writing (through approved minutes of a meeting or in such other manner which satisfies the requirements of Section 162(m) of the Code) the extent to which the Covered Employee has satisfied the performance goals established pursuant to subsection (a). The Committee may not increase any award above the dollar amount authorized as the award target for any year, but has full discretion to reduce the actual award to be paid from the originally established target. Awards shall be paid in cash, except to the extent that a Covered Employee defers all or a portion of his payment pursuant to the CPC International Inc. Deferred Compensation Plan or the CPC International Inc. Deferred Stock Unit Plan or successor plans.

     (f) It is contemplated that each Covered Employee shall receive the annual incentive award, if any, under this Plan and, accordingly, will not be eligible to receive an incentive award under the CPC International Inc. Corporate Bonus Plan or the CPC International Inc. Operations Bonus Plan or successor plans. The Committee shall have the discretion to establish no annual incentive award target under this Plan for a Covered Employee for a given year and to determine whether such Covered Employee shall receive an incentive award under either the Corporate or Operations Bonus Plan or successor plans.

SECTION 4. GENERAL PROVISIONS

4.1 ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee may appoint subcommittees or individuals (who may be Company employees other than Covered Employees) to assist it in carrying out administrative duties and responsibilities. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the Plan, to decide questions of fact under the Plan, and to interpret and apply the terms and provisions of the Plan in all respects.

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4.2 NO CONTRACT OF EMPLOYMENT

     Participation in the Plan shall not be deemed to be a contract of employment between the Company and any Covered Employee or to give any Covered Employee the right to be retained in employment.

4.3 EFFECTIVE DATE

     The Plan shall be effective as of January 1, 1997, subject to approval by the stockholders of the Company. No award under the Plan shall be paid unless such approval is obtained prior to payment.

4.4 AMENDMENT AND TERMINATION

     The Board may amend, suspend or terminate the Plan or any portion thereof at any time, except that no amendment shall be made without stockholder approval which (i) removes the administration of the Plan from a committee of the Board consisting solely of two or more outside directors; (ii) changes Plan eligibility to other than the Covered Employees; or (iii) revises the provisions of Section 3 which establish the Plan's compliance with the conditions of
Section 162(m) of the Code. Notwithstanding the foregoing exceptions, the Board may amend the Plan to the extent necessary to ensure continued compliance with
Section 162(m) of the Code and administrative rules and regulations issued thereunder.

4.5 WITHHOLDING

     Payment of awards under the Plan shall comply with all applicable tax and payroll withholding requirements and the Company shall have the right to withhold any cash or property necessary to satisfy such requirements.

4.6 GOVERNING LAW

     The Plan shall be construed, regulated and administered under the laws of the State of Delaware.

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                      RESERVATION FORM FOR ANNUAL MEETING

     If you plan to attend the CPC International Inc. annual meeting of stockholders to be held at Tamcrest Country Club, Route 9W, Montammy Drive, Alpine, New Jersey, at 9:30 A.M. on Thursday, April 24, 1997, you may use this form to request an admission ticket. Please use the envelope provided for the return of your proxy card to return this form or you may mail it directly to C.
B. Magarro, Assistant Secretary, International Plaza, P.O. Box 8000, Englewood Cliffs, New Jersey 07632-9976.

     I plan to attend the meeting. Please send me an admission ticket for the number of persons indicated below.

Name ___________________________________________________________________________

Address ________________________________________________________________________

City, State ________________________________________ Zip Code __________________

Number of persons attending ____________________________________________________






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x                                     APPENDIX 1

P
R
O
X
Y

CPC INTERNATIONAL INC.

Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting on April 24, 1997

The undersigned hereby appoints CHARLES R. SHOEMATE, CLIFFORD B. STORMS and JOHN
B. MEAGHER, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all the shares of common and ESOP preferred stock of CPC International Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at Tamcrest Country Club, Route 9W, Montammy Drive, Alpine, New Jersey on April 24, 1997 at 9:30 A. M., local time, or any adjournment thereof, and in their discretion, upon any other matters which may properly come before the meeting.

Election of four Directors, each for a term of three years.
Nominees:
William C. Ferguson
Leo I. Higdon, Jr.
William S. Norman
Charles R. Shoemate


(Change of Address)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

SEE REVERSE

SIDE

Printed on Recycled Paper
s Fold and Detach Here s

IMPORTANT: PLEASE VOTE AND SIGN YOUR
PROXY AND RETURN IT IN THE ENVELOPE PROVIDED


CPC INTERNATIONAL INC.

Annual Meeting of Stockholders
April 24, 1997
9:30 A.M.

Tamcrest Country Club
Route 9W, Montammy Drive
Alpine, New Jersey

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6654

Please mark your
votes as in this
example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. The ESOP Trustee shall vote unallocated ESOP preferred stock as directed on this proxy by the participant.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.      Election of
        Directors
        (see reverse)

        FOR             WITHHELD

For, except vote withheld from the following nominee(s):

        FOR     AGAINST     ABSTAIN

2.      Approval of the Executive Annual Incentive Plan
3.      Appointment of KPMG Peat Marwick LLP as Independent Auditors

Special Action

Discontinue Annual Report
Mailing for this Account

Change of
Address on
Reverse Side

Please date, sign exactly as name appears hereon and return promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


  SIGNATURE (S) DATE

s Fold and Detach Here s